EXHIBIT 99.1

American River Bankshares Reports First Quarter 2011 Financial Results

Sacramento, CA, April 21, 2011 – American River Bankshares (NASDAQ-GS: AMRB) today reported net income of $206,000 or fully diluted earnings per share of $0.02 for the first quarter of 2011, compared to net income of $306,000 or $0.03 per diluted share for the first quarter of 2010.

“While American River Bankshares has been working hard on reducing our non-performing assets, we are not pleased with the time it has been taking to achieve resolution,” said David Taber, President and CEO of American River Bankshares. “We are, however, pleased with our high level of business development activity, which has led to a 7% growth in core deposits year over year.”

Taber continued, “Over Seventy percent of our checking and money market deposits are from businesses, making our Company a pure business bank. This competitive advantage, along with our core deposit growth through new relationship development and our continued focus on improving asset quality, is the best strategy for long-term shareholder value.”

Net Interest Margin

The Company’s net interest margin was 4.24% for the first quarter of 2011, compared to 4.73% for the first quarter of 2010. Net interest income for the first quarter of 2011 decreased $543,000 (9.4%) to $5,229,000 from $5,772,000 for the first quarter of 2010. Interest income for the first quarter of 2011 decreased $760,000 (11.3%) to $5,954,000 from $6,714,000 for the first quarter of 2010. Interest expense for the first quarter of 2011 decreased $217,000 (23.0%) to $725,000 from $942,000 for the first quarter of 2010.

The average yield on earning assets declined from 5.49% in the first quarter of 2010 to 4.82% for the first quarter of 2011. Much of the decline in yields can be attributed to the overall lower interest rate environment, foregone interest on nonaccrual loans, a decrease in average loans and an increase in average balances of lower yielding investment securities. During the first quarter of 2011, foregone interest income on nonaccrual loans was approximately $425,000, compared to foregone interest of $302,000 during the first quarter of 2010. The foregone interest of $425,000 had a 34 basis point negative impact on the yield on earning assets during the first quarter of 2011.

The average balance of earning assets increased 1.0% from $500,142,000 in the first quarter of 2010 to $505,041,000 in the first quarter of 2011. The increase in average earning assets in a comparison of quarter-to-quarter activity was related to an increase in average investment securities. Non-earning cash and principal reductions from loan balances were invested into investment securities. The mix of the assets, caused by a reduction in loan balances and an increase in lower yielding investment security balances, contributed to the decrease in the net interest margin mentioned above.

When compared to the first quarter of 2010, average loan balances were down $40,647,000 (10.7%) to $337,670,000 for the first quarter of 2011. Although the Company has continued to generate new loans in 2011, the production of new loans has been less than loan payoffs. Average investment securities were up $43,298,000 (35.5%) to $165,123,000 for the first quarter of 2011 and average cash balances were down $10,039,000 (21.4%) to $36,903,000 for the first quarter of 2011

The Company experienced a slight increase in average deposits from $466,225,000 during the first quarter of 2010 to $466,234,000 during the first quarter of 2011. Average borrowings dropped from $23,500,000 during the first quarter of 2010 to $15,333,000 during the first quarter of 2011.

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Overall, the yield on loans during the first quarter of 2011 was 6.00% compared to 6.26% for the first quarter of 2010. The decline in yield on loans is reflective of the declining rate environment and the higher amount of foregone interest. The interest foregone for the three month period ending March 31, 2011 was $425,000 with an impact on the margin of 34 basis points compared to $302,000 for the three month period ending March 31, 2010 for an impact on the margin of 24 basis points.

The average cost of funds decreased 19 basis points from 1.03% in the first quarter of 2010 to 0.84% for the first quarter of 2011. The average balance of interest bearing liabilities decreased $19,802,000 (5.3%) from $371,550,000 in the first quarter of 2010 to $351,748,000 in the first quarter of 2011. Comparing the first quarter of 2011 to the first quarter of 2010, noninterest bearing deposits increased $11,644,000 (9.9%) while time deposits decreased $21,399,000 (16.7%). The decrease in time deposits is due to the Company’s decision to not renew higher rate, non-relationship, time deposits.

Loans Outstanding and Asset Quality

Net loans outstanding as of March 31, 2011 decreased $37,144,000 (10.2%) to $325,647,000 from $362,791,000 as of March 31, 2010 and decreased $12,886,000 (3.8%) from December 31, 2010. Average loan balances decreased $40,647,000 (10.7%) from $378,317,000 during the first quarter of 2010 to $337,670,000 during the first quarter of 2011. Real estate loans outstanding decreased $21,824,000 (7.8%) to $259,184,000 as of March 31, 2011 from $281,008,000 as of March 31, 2010 and decreased $5,930,000 (2.1%) from December 31, 2010. Commercial loans decreased $13,563,000 (20.7%) to $51,821,000 as of March 31, 2011 from $65,384,000 as of March 31, 2010 and decreased $6,440,000 (11.1%) from $58,261,000 from December 31, 2010. Due to lower demand from qualified borrowers in the market the Company serves, loan payoffs have outpaced the origination of new loans.

The loan portfolio at March 31, 2011 included: real estate loans of $259,184,000 (77% of the portfolio), commercial loans of $51,821,000 (16% of the portfolio) and other loans, which consist mainly of leases and consumer loans of $22,408,000 (7% of the portfolio). The real estate loan portfolio at March 31, 2011 includes: owner-occupied commercial real estate loans of $116,833,000 (45% of the real estate portfolio), investor commercial real estate of $94,335,000 (36% of the real estate portfolio), construction and land development of $14,544,000 (6% of the real estate portfolio) and other, which consists of residential and multi-family real estate of $33,472,000 (13% of the real estate portfolio).

At March 31, 2011, the allowance for loan and lease losses was $7,362,000 (2.21% of total loans and leases) compared with $8,380,000 (2.26% of total loans and leases) at March 31, 2010 and $7,585,000 (2.19% of total loans and leases) at December 31, 2010. The provision for loan and lease losses was $1,375,000 for the first quarter of 2011 compared to $1,641,000 for the first quarter of 2010. Net charge offs for the first quarter of 2011 were $1,598,000 compared to $1,170,000 for the first quarter of 2010. Although the net loan charge offs during the first quarter on 2011 were higher than the additions to the allowance for loan and lease losses during the same period, much of the loans balances that were charged off had specific reserves as of December 31, 2011.

Non-performing loans and leases as of March 31, 2011 were $21,595,000 or 6.48% of total loans and leases compared to $22,571,000 or 6.52% at December 31, 2010 and $18,427,000 or 4.96% one year ago. Loans and leases past due 30 to 89 days were $2,614,000 at March 31, 2011 compared to $4,357,000 at December 31, 2010 and $5,039,000 at March 31, 2010.

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Non-performing assets were $25,337,000 at March 31, 2011, up $3,639,000 (16.8%) when compared to $21,698,000 at March 31, 2010 and up $70,000 (.03%) compared to $25,267,000 at December 31, 2010. Non-performing assets to total assets as of March 31, 2011 were 4.42% compared to 3.72% one year ago and 4.36% as of December 31, 2010. Non-performing assets consist of the following as of March 31, 2011 and December 31, 2010:

Non-performing assets	March 31, 2011	December 31, 2010
Non-performing loans that are current to terms* (11 loans or leases at March 31, 2011 and December 31, 2010)	$1,559,000	$3,004,000
Non-performing loans that are past due (45 loans or leases at March 31, 2011 and 43 loans or leases at December 31, 2010)	20,036,000	19,567,000
Other real estate owned (net) (17 properties at March 31, 2011 and 14 properties at December 31, 2010)	3,742,000	2,696,000

	$25,337,000	$25,267,000

* loans that are current (less than 30 days past due) pursuant to original or modified terms

The Company evaluates loans which may not be collectable under the contractual terms for impairment and assigns specific reserves when necessary. At March 31, 2011, specific reserves of $416,000 were held on the non-performing loans compared to $1,378,000 at March 31, 2010 and $385,000 at December 31, 2010. In addition, there were 13 loans and leases totaling $6,700,000 that are included in the $21,595,000 of non-performing loans and leases, that have been modified and considered troubled debt restructures. At March 31, 2010 there were 10 loans and leases totaling $2,513,000 and at December 31, 2010 there were 21 loans totaling $7,971,000 that had been modified and considered troubled debt restructures. All of the loans and leases considered troubled debt restructures are considered impaired and have been evaluated according to the Company’s best practices, which follows the guidance established by Generally Accepted Accounting Principles and Regulatory requirements.

Other Real Estate Owned

At March 31, 2011, the Company had 17 other real estate owned (“OREO”) properties totaling $3,742,000. This compares to 18 properties totaling $3,271,000 at March 31, 2010 and 14 totaling $2,696,000 at December 31, 2010. During the first quarter of 2011, the Company sold 3 properties for a loss of $28,000 and added 6 properties with loan balances totaling $1,988,000. The properties added during the quarter were simultaneously written down to fair value, net of estimated selling costs, by $222,000 leaving a net value of $1,766,000. An additional $166,000 in allowance related write-downs were from properties obtained in the prior quarter and fair value adjusted in the current quarter. The Company periodically obtains property valuations to determine whether the recorded book value is considered fair value. During the first quarter of 2011, this valuation process resulted in the Company reducing the book value of some properties by $37,000. At March 31, 2011 the OREO reserve was at $63,000. This compares to a reserve balance of zero at March 31, 2010 and $100,000 at December 31, 2010.

Deposits and Borrowed Funds

Total deposits as of March 31, 2011 decreased $3,236,000 (0.7%) to $465,908,000 from $469,144,000 as of March 31, 2010 but increased $786,000 (0.2%) from $465,122,000 as of December 31, 2010. Core deposits as of March 31, 2011 increased $22,468,000 (6.6%) to $362,864,000 from $340,396,000 as of March 31, 2010 and increased $7,980,000 (2.2%) to $354,884,000 as of December 31, 2010. The Company considers all deposits except time deposits as core deposits.

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Noninterest-bearing deposits increased $13,381,000 (11.9%) to $130,152,000 as of March 31, 2011 from $116,321,000 as of March 31, 2010 and increased $3,516,000 (2.8%) to $126,636,000 as of December 31, 2010. Interest-bearing deposits decreased $17,067,000 (4.8%) to $335,756,000 as of March 31, 2011 from $352,823,000 as of March 31, 2010 and decreased $2,730,000 (0.8%) to $338,486,000 as of December 31, 2010. The decrease in the interest bearing balances is related to the Company’s strategy to develop new deposits relationships consisting of noninterest and lower cost interest bearing checking accounts and allow higher cost time deposits to mature and close. Other borrowings, which include both short- and long-term borrowings, decreased $9,500,000 (44.2%) to $12,000,000 as of March 31, 2011 from $21,500,000 at March 31, 2010 and decreased $5,000,000 (29.4%) from $17,000,000 at December 31, 2010. The decrease in borrowings was due to a decision by the Company to effectively utilize its increase in deposits and proceeds from paid off loans to pay down borrowings.

Noninterest Income and Expense

Noninterest income for the first quarter of 2011 decreased $28,000 (6.1%) to $433,000 from $461,000 for the first quarter of 2010. Much of the year-over-year decrease relates to a decline in service charge income of $36,000, or 15.5%, due to a decrease in insufficient funds fee income.

Noninterest expense for the first quarter of 2011 decreased $134,000 (3.2%) to $4,051,000 from $4,185,000 for the first quarter of 2010. Much of the fluctuation in noninterest expense reflects costs associated with the Company’s OREO and salaries and benefits. OREO related expense decreased by $179,000 from $381,000 in the first quarter of 2010 to $202,000 in the first quarter of 2011. A portion of this decrease was offset by higher salaries and benefits. Total salaries and benefits increased $86,000 from $1,994,000 during the first quarter of 2010 to $2,080,000 during the first quarter of 2011. The decrease in OREO expenses resulted from lower costs related to maintaining the Company’s existing and sold properties during the period. The increase in salaries and benefits relates to increased staff to manage problem assets and higher payroll taxes and employer paid healthcare premiums.

The fully taxable equivalent efficiency ratio for the first quarter of 2011 increased to 69.96% from 65.56% for the first quarter of 2010. This increase was due, in part, to the lower interest margin and the higher overall noninterest expense.

Income Taxes

The Company recorded a provision for income tax for the quarter ended March 31, 2011 of $30,000, or an effective tax rate of 12.7%, compared to a provision of $101,000, or an effective tax rate of 24.8%, for the quarter ended March 31, 2010. The lower effective tax rate in 2011 results from the Company realizing the benefits of tax-free income related to such items as municipal bonds and bank owned life insurance in conjunction with an overall lower amount of taxable income.

Capital

Total shareholders’ equity at March 31, 2011 was $89,950,000, up $1,278,000 (1.4%) from $88,672,000 at March 31, 2010. The increase was primarily driven by the unrealized gain booked from the Company’s available-for-sale investment securities and accumulated earnings. The Company’s subsidiary, American River Bank, exceeds all regulatory capital ratio requirements including being above the well-capitalized regulatory guidelines. At March 31, 2011, American River Bank’s Leverage ratio was 12.00%, the Tier 1 Risk Based ratio was 18.58% and the Total Risk Based Capital ratio was 19.84%. At March 31, 2010, American River Bank’s Leverage ratio was 11.66%, Tier 1 Risk Based ratio was 16.87% and the Total Risk Based Capital ratio was 18.13%.

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At March 31, 2011, American River Bankshares’ Leverage ratio was 12.80%, the Tier 1 Risk Based Capital ratio was 19.77% and the Total Risk Based Capital ratio was 21.03%. At March 31, 2010, American River Bankshares’ leverage ratio was 12.46%, the Tier 1 Risk Based Capital ratio was 18.00% and the Total Risk Based Capital ratio was 19.26%. The Company’ Book Value Per Share was $9.11 and Tangible Book Value Per Share was $7.42 at March 31, 2011, compared to $9.01 and $7.29 at March 31, 2010.

Performance Metrics

Performance measures for the first quarter of 2011 (annualized): the Return on Average Assets (ROAA) was 0.14%, Return on Average Equity (ROAE) was 0.93% and Return on Average Tangible Equity (ROATE) was 1.15% compared to the ROAA of 0.21%, ROAE of 1.41% and ROATE of 1.74%, during the first quarter of 2010.

Earnings Conference Call

The first quarter earnings conference call will be held Thursday, April 21, 2011 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). David T. Taber, President and CEO, and Mitchell A. Derenzo, Executive Vice President and Chief Financial Officer, both of American River Bankshares, will lead a live presentation and answer questions. Shareholders, analysts and other interested parties are invited to join the call by dialing (800) 698-5954. No conference ID number is required. A recording of the call will be available twenty-four hours after the call’s completion on http://amrb.podbean.com.

About American River Bankshares

American River Bankshares [NASDAQ – GS: AMRB] is the parent company of American River Bank (“ARB”), a community business bank serving Sacramento, CA that operates a family of financial services providers, including North Coast Bank [a division of “ARB”] in Sonoma County and Bank of Amador [a division of “ARB”] in Amador County. For more information, please call 916-851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; or www.bankofamador.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company’s businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and in subsequent reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

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American River Bankshares
Condensed Consolidated Balance Sheet (Unaudited)
(Dollars in thousands)

	March 31,	December 31,	March 31,
	2011	2010	2010
ASSETS
Cash and due from banks	$33,678	$31,871	$48,250
Federal funds sold	—	—	—
Interest-bearing deposits in banks	2,248	2,248	—
Investment securities	168,926	164,150	128,977
Loans & leases:
Real estate	259,184	265,114	281,008
Commercial	51,821	58,261	65,384
Lease financing	2,384	2,766	3,609
Other	20,024	20,404	21,713
Deferred loan and lease origination fees, net	(404)	(427)	(543)
Allowance for loan and lease losses	(7,362)	(7,585)	(8,380)
Loans and leases, net	325,647	338,533	362,791
Bank premises and equipment, net	2,057	2,026	2,010
Goodwill and intangible assets	16,668	16,723	16,904
Other real estate owned, net	3,742	2,696	3,271
Accrued interest receivable and other assets	20,374	20,693	21,437
	$573,340	$578,940	$583,640

LIABILITIES & SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$130,152	$126,636	$116,321
Interest checking	45,734	45,075	48,179
Money market	140,588	137,636	134,896
Savings	46,390	45,537	41,000
Time deposits	103,044	110,238	128,748
Total deposits	465,908	465,122	469,144
Short-term borrowings	7,000	7,000	9,500
Long-term borrowings	5,000	10,000	12,000
Accrued interest and other liabilities	5,482	7,274	4,324
Total liabilities	483,390	489,396	494,968
Total shareholders’ equity	89,950	89,544	88,672
	$573,340	$578,940	$583,640

Ratios:
Nonperforming loans and leases to total loans and leases	6.48%	6.52%	4.96%
Net chargeoffs to average loans and leases (YTD)	1.92%	2.12%	1.25%
Allowance for loan and lease losses to total loans and leases	2.21%	2.19%	2.26%

American River Bank Capital Ratios:
Leverage Ratio	12.00%	11.76%	11.66%
Tier 1 Risk-Based Capital Ratio	18.58%	17.91%	16.87%
Total Risk-Based Capital Ratio	19.84%	19.17%	18.13%

American River Bankshares Capital Ratios:
Leverage Ratio	12.80%	12.55%	12.46%
Tier 1 Risk-Based Capital Ratio	19.77%	19.07%	18.00%
Total Risk-Based Capital Ratio	21.03%	20.33%	19.26%

American River Bankshares
Condensed Consolidated Statement of Operations (Unaudited)
(Dollars in thousands, except share and per share data)

	First	First
	Quarter	Quarter	%
	2011	2010	Change
Interest income	$5,954	$6,714	(11.3	) %
Interest expense	725	942	(23.0	) %
Net interest income	5,229	5,772	(9.4	) %
Provision for loan and lease losses	1,375	1,641	(16.2	) %
Total noninterest income	433	461	(6.1	) %
Total noninterest expense	4,051	4,185	(3.2	) %
Income before provision for income taxes	236	407	(42.0	) %
Provision for income taxes	30	101	(70.3	) %
Net income	$206	$306	(32.7	) %

Basic earnings per share	$0.02	$0.03	(33.3	) %
Diluted earnings per share	$0.02	$0.03	(33.3	) %
Averarge diluted shares outstanding	9,853,655	9,845,533

Net interest margin as a percentage of average earning assets	4.24%	4.73%

Operating Ratios:
Return on average assets	0.14%	0.21%
Return on average equity	0.93%	1.41%
Return on average tangible equity	1.15%	1.74%
Efficiency ratio (fully taxable equivalent)	69.96%	65.56%

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American River Bankshares
Condensed Consolidated Statement of Income (Unaudited)
Trailing Four Quarters
(Dollars in thousands, except share and per share data)

	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter
	2011	2010	2010	2010
Interest income	$5,954	$6,175	$6,344	$6,473
Interest expense	725	779	838	891
Net interest income	5,229	5,396	5,506	5,582
Provision for loan and lease losses	1,375	1,688	2,025	2,011
Total noninterest income	433	442	441	460
Total noninterest expense	4,051	4,258	3,972	4,055
Income (loss) before provision for (benefit from) income taxes	236	(108)	(50)	(24)
Provision for (benefit from) income taxes	30	(185)	(89)	(78)
Net income	$206	$77	$39	$54

Basic earnings per share	$0.02	$0.01	$0.00	$0.01
Diluted earnings per share	$0.02	$0.01	$0.00	$0.01

Net interest margin as a percentage of average earning assets	4.24%	4.29%	4.41%	4.52%

Averarge diluted shares outstanding	9,853,655	9,846,905	9,845,675	9,845,533
Shares outstanding-end of period	9,874,867	9,874,867	9,874,867	9,845,533

Operating Ratios (annualized):
Return on average assets	0.14%	0.05%	0.03%	0.04%
Return on average equity	0.93%	0.34%	0.17%	2.40%
Return on average tangible equity	1.15%	0.42%	0.21%	0.30%
Efficiency ratio (fully taxable equivalent)	69.96%	71.34%	65.19%	65.53%

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American River Bankshares
Analysis of Net Interest Margin on Earning Assets
(Taxable Equivalent Basis)
(Dollars in thousands, except share and per share data)

Three months ended March 31,	2011			2010
	Avg Balance	Interest	Avg Yield	Avg Balance	Interest	Avg Yield
ASSETS
Loans and leases	$337,670	$4,997	6.00%	$378,317	$5,837	6.26%
Taxable investment securities	150,114	801	2.16%	105,426	708	2.72%
Tax-exempt investment securities	14,982	200	5.41%	16,374	225	5.57%
Corporate stock	27	—	—	25	1	16.22%
Federal funds sold	—	—	—	—	—	—
Interest-bearing deposits in banks	2,248	6	1.08%	—	—	—
Total earning assets	505,041	6,004	4.82%	500,142	6,771	5.49%
Cash & due from banks	36,903			46,942
Other assets	42,435			45,560
Allowance for loan & lease losses	(7,757)			(8,301)
	$576,622			$584,343

LIABILITIES & SHAREHOLDERS’ EQUITY
Interest checking and money market	$183,617	$295	0.65%	$181,608	$350	0.78%
Savings	45,830	54	0.48%	38,075	57	0.61%
Time deposits	106,968	282	1.07%	128,367	391	1.24%
Other borrowings	15,333	94	2.49%	23,500	144	2.49%
Total interest bearing liabilities	351,748	725	0.84%	371,550	942	1.03%
Noninterest bearing demand deposits	129,819			118,175
Other liabilities	5,594			6,526
Total liabilities	487,161			496,251
Shareholders’ equity	89,461			88,092
	$576,622			$584,343
Net interest income & margin		$5,279	4.24%		$5,829	4.73%

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